Exhibit J

LOCK-UP LETTER AGREEMENT
November 13, 2018

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

BMO Capital Markets Corp.
3 Times Square
New York, New York 10036

As Representatives of the Several Underwriters

Dear Sirs:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”) with Laureate Education, Inc. (including any successor (by merger or otherwise) thereto) (the “Company”) and the Selling Securityholders listed on Schedule A to the Underwriting Agreement, providing for the public offering (the “Public Offering”) of the Class A common stock, par value $0.004 per share (the “Securities”), of the Company (the “Offered Securities”) by the Selling Securityholders, the undersigned hereby agrees that, during the period specified below (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise transfer or dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and BMO Capital Markets Corp. (together, the “Representatives”).  In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities; provided that the undersigned may make a demand under any registration rights agreement with the Company in effect on the date of the Underwriting Agreement and described in the Registration Statement for, and exercise its rights under any such registration rights agreement with respect to, the registration after the expiration of the Lock-Up Period of the Securities that does not require the filing of a registration statement or any public announcement or activity regarding the registration during the Lock-Up Period (and no such public announcement or activity shall be voluntarily made or taken during the Lock-Up Period).

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue until, and include, the date 90 days after the public offering date set forth on the final prospectus used to sell the Offered Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Securities received upon the exercise of options or other convertible or exchangeable securities granted or sold to the undersigned will also be subject to this Lock-Up Agreement.  Any Securities acquired by the undersigned in the Public Offering or on the open market will not be subject to this Lock-Up Agreement; provided that, with respect to any sale or other disposition during the Lock-Up Period of Securities acquired in the Public Offering or on the open market, no filing or public announcement by any party thereto under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise shall be required or shall be voluntarily made in connection with such sale or disposition (other than filings on a Form 5 made after the expiration of the Lock-Up Period).  A transfer of Securities to a family member or trust or pursuant to a bona fide gift may be made; provided (i) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, (ii) such transfer shall not involve a disposition for value and (iii) no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than filings on Form 4 or Form 5 and filings on a Form 13F, Schedule 13G, Schedule 13D, Form N-CSR or Form N-Q; provided that any such filings shall indicate that such filing relates to the transfer of Securities to a family member or trust or pursuant to a bona fide gift). In addition, the first paragraph of this Lock-Up Agreement shall not apply to: (a) the vesting of restricted equity awards or the exercise of equity options granted at any time, in each case, pursuant to any of the equity incentive plans or arrangements of the Company that are described in the Company’s registration statement relating to the Securities (as such registration statement and the information contained therein may be amended or supplemented from time to time (including by way of free writing prospectus), the “Registration Statement”); provided that the applicable restrictions of this Lock-Up Agreement shall apply to any securities received upon exercise of any such options, (b) forfeiting or transferring to the Company the Securities or any securities convertible into or exchangeable for the Securities: (1) pursuant to the exercise, on a “cashless” or “net exercise” basis, of any option to purchase Securities granted by the Company pursuant to any employee benefit plan, employee agreement or other or arrangement described in the Registration Statement, where any Securities received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Securities or the vesting of any equity awards granted by the Company pursuant to any employee benefit plan, employee arrangement or other arrangement described in the Registration Statement, where any Securities received by the undersigned upon any such exercise or vesting will be subject to the terms of this Lock-Up Agreement; provided that any related filing under Section 16(a) of the Exchange Act required to be made during the Lock-Up Period shall indicate that such filing is being made in connection with a disposition to the Company pursuant to the exercise of an option on a “cashless” or “net exercise” basis or to satisfy tax withholding requirements, as applicable, (c) transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, transfers of the Securities or any securities convertible into or exercisable or exchangeable for the Securities (1) to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned or (2) as part of a disposition, transfer or distribution by the undersigned to its members, limited partners or equity holders; provided that, in the case of any transfer or distribution pursuant to clauses (c) or (d), (x) each transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement prior to any such transfer, disposition or distribution, (y) any such transfer or distribution shall not involve a disposition for value and (z) no filing or public announcement under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than filings on Form 4 or Form 5 and filings on a Form 13F, Schedule 13G, Schedule 13D, Form N-CSR or Form N-Q; provided that any such filings shall indicate that such filing relates to the transfer or distribution not for value of Securities or any securities convertible into or exercisable or exchangeable for the Securities (1) to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned or (2) as part of a disposition, transfer or distribution by the undersigned to its members, limited partners or equity holders) and (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities; provided that (1) such plan does not provide for the transfer of the Securities during the Lock-Up Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Securities may be made under such plan during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the date on which the Company or the Representatives advise in writing that it or they, respectively, have determined not to proceed with the Public Offering prior to the execution of the Underwriting Agreement, (ii) as to a particular Selling Securityholder, the date on which such Selling Securityholder advises in writing that it has determined not to participate in the Public Offering prior to the execution of the Underwriting Agreement and, then, only as to such Selling Securityholder, (iii) the date on which the Company files an application with the U.S. Securities and Exchange Commission to withdraw the registration statement related to the Public Offering, (iv) the date on which the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Offered Securities to be sold thereunder, or (v) December 31, 2018, if the Underwriting Agreement has not been executed by such date.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

/s/ Steven M. Taslitz
Wengen Alberta, Limited Partnership
By:	Steven M. Taslitz
Title:	Director